Exhibit 99.2

CONSENT OF QUALIFIED PERSON

To:	All Applicable Regulatory Authorities

Re:	NI 43-101 Technical Report Mineral Resource Estimate Bullfrog Gold Project Nye County, Nevada, effective February 22nd, 2021

I, Kira Lyn Johnson, MMSAQP, consent to the public filing of the technical report titled “NI 43-101 Technical Report Mineral Resource Estimate Bullfrog Gold Project Nye County, Nevada, with an effective date of February 22nd 2021 (the “Technical Report”) by Augusta Gold Corp. (“Augusta”).

I consent to the use of any extracts from, or a summary of, the Technical Report in the Annual Report on Form 10-K of Augusta Gold Corp. for the year ended December 31, 2020 (the “Written Disclosure”).

I certify that I have read the Written Disclosure and that the Written Disclosure fairly and accurately represents the information in the Technical Report.

Dated this 16th day of March 2021.

“Kira Lyn Johnson, MMSAQP”-signed
Kira Lyn Johnson, MMSAQP.